United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 1, 2021

Date of Report (Date of earliest event reported)

Union Bridge Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55731	32-0440076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 4801, 48/F, Central Plaza 18 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

Provide a copy of communications to:

Loeb & Loeb LLP
345 Park Ave
New York, New York 10154
Attn: Giovanni Caruso

Registrant's telephone number, including area code: (852) 2468-3012

______________________________________________

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, Union Bridge Holdings Limited (the “Company”) received a letter of resignation from Mr. Joseph Ho pursuant to which Mr. Ho resigned as the Chief Financial Officer of the Company.  Mr. Ho indicated that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, polices or practices. Mr. Ho is the Director and Chief Executive Officer of the Company.

On March 1, 2021, the Company’s Board of Directors appointed Mr. Viktor Berglind to be the Company’s Chief Financial Officer.

Mr. Berglind is a corporate finance and management consulting professional, having worked for over a decade with major corporations, institutional investors and government entities on an international basis. He graduated from Uppsala University in Sweden in 2004 with a Bachelor Degree in Economics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 1, 2021 UNION BRIDGE HOLDINGS LIMITED

By:	/s/ Joseph Ho
Name:	Joseph Ho
Title:	Chief Executive Officer

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